DRYDEN SHORT-TERM BOND FUND, INC.

ARTICLES OF AMENDMENT

DRYDEN SHORT-TERM BOND FUND, INC., a Maryland corporation having its principal offices in the State of Maryland in Baltimore City (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation and of its sole series “Dryden Short-Term Corporate Bond Fund, Inc.” are both changed to “Prudential Short-Term Corporate Bond Fund, Inc.”

SECOND: The foregoing amendment does not increase the authorized stock of the Corporation and does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and the amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at 8:30 a.m. on February 16, 2010.

IN WITNESS WHEREOF, DRYDEN SHORT-TERM BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on February 3, 2010.

WITNESS:     DRYDEN SHORT-TERM BOND FUND, INC.

By: /s/ Jonathan D. Shain                          By: /s/ Judy A. Rice

Jonathan D. Shain, Assistant Secretary      Judy A. Rice, President

THE UNDERSIGNED, President of DRYDEN SHORT-TERM BOND FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Judy A. Rice

Judy A. Rice, President